Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FIRST QUARTER 2011 RESULTS

First quarter revenue up 4.6% sequentially and 43% year-over-year;

Guidance for Full Year 2011 revenue growth increased to at least 29%

TEANECK, N.J., May 3, 2011 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its first quarter 2011 financial results.

Highlights – First Quarter 2011

•	Quarterly revenue rose to $1.37 billion, up 42.9% from the year-ago quarter and 4.6% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.67, compared to $0.49 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.71, compared to $0.53 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.02 in net non-operating foreign currency exchange gains.

•	Net headcount addition for the quarter exceeded 7,200.

Revenue for the first quarter of 2011 rose to $1.37 billion, up 42.9% from $959.7 million in the first quarter of 2010. GAAP net income was $208.3 million, or $0.67 per diluted share, compared to $151.5 million, or $0.49 per diluted share, in the first quarter of 2010. Diluted earnings per share on a non-GAAP basis was $0.71. GAAP operating margin for the quarter was 19.4%. Excluding stock-based compensation expense of $16.1 million, non-GAAP operating margin was 20.5%, slightly higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased with yet another quarter of solid growth as we continue to benefit from a strong demand environment,” said Francisco D’Souza, President and Chief Executive Officer of Cognizant. “During this time of significant secular change impacting our clients, we continue to enhance our competitive differentiation, namely our trusted client relationships, our deep domain expertise, and our ‘born global’ delivery network. Cognizant is uniquely positioned to help clients both operate and improve existing processes and infrastructure as well as transform their businesses to adapt to new virtualized business models, new mobile and social technologies and a new generation of ‘born digital’ workers and consumers.”

2011 Outlook – Second Quarter and Full Year

The Company is providing the following guidance:

•	Second quarter 2011 revenue anticipated to be at least $1.45 billion.

•	Second quarter 2011 diluted EPS expected to be $0.65 on a GAAP basis and $0.70 on a non-GAAP basis, which excludes $0.05 of estimated stock-based compensation expense.

•	Fiscal 2011 revenue expected to be at least $5.925 billion, up at least 29% compared to 2010.

•	Fiscal 2011 diluted EPS expected to be at least $2.72 on a GAAP basis, and $2.91 on a non-GAAP basis, which excludes $0.19 of estimated stock-based compensation expense.

•	Due to continued volatility in the currency markets, EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“We are particularly pleased with our continued success in recruiting talent throughout the world to position Cognizant for continued industry-leading growth,” said Gordon Coburn, Chief Financial and Operating Officer. “Our strong financial model continues to provide the resources to drive our long-term competitive differentiation. We remain confident in our strategy of maintaining our non-GAAP operating margins within a targeted range of 19-20% while allowing for strong and consistent investment in new service and delivery capabilities as well as in the best global talent.”

Conference Call

Cognizant will host a conference call May 3, 2011 at 8:00 a.m. (Eastern) to discuss the Company’s first quarter 2011 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 57717075.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers and entering 57717075 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Tuesday, May 10, 2011. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 111,000 employees as of March 31, 2011, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 1000 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasury

201-498-8840

david.nelson@cognizant.com

Press: Catherine Marenghi

781-223-8673

catherine.marenghi@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Revenues	$1,371,253	$959,720

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	782,176	555,904
Selling, general and administrative expenses	296,330	194,993
Depreciation and amortization expense	27,382	25,806

Income from operations	265,365	183,017

Other income (expense), net:
Interest income	8,937	6,054
Other, net	6,198	(10,319)

Total other income (expense), net	15,135	(4,265)

Income before provision for income taxes	280,500	178,752

Provision for income taxes	72,173	27,252

Net income	$208,327	$151,500

Basic earnings per share	$0.69	$0.51

Diluted earnings per share	$0.67	$0.49

Weighted average number of common shares outstanding - Basic	304,041	297,885

Weighted average number of common shares outstanding - Diluted	311,803	306,664

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31,	December 31,
	2011	2010

Assets

Current Assets

Cash and cash equivalents	$1,293,499	$1,540,969

Short-term investments	874,616	685,419

Trade accounts receivable, net of allowances of $19,851 and $20,991, respectively	994,948	901,308

Unbilled accounts receivable	128,202	112,960

Deferred income tax assets, net	68,120	96,164

Other current assets	176,415	181,414

Total Current Assets	3,535,800	3,518,234

Property and equipment, net	601,699	570,448

Goodwill	224,009	223,963

Intangible assets, net	81,790	85,136

Deferred income tax assets, net	112,306	109,808

Other assets	82,269	75,485

Total Assets	$4,637,873	$4,583,074

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$117,595	$75,373

Deferred revenue	82,021	84,590

Accrued expenses and other current liabilities	602,097	770,763

Total Current Liabilities	801,713	930,726

Deferred income tax liabilities, net	3,870	4,946

Other noncurrent liabilities	68,101	62,971

Total Liabilities	873,684	998,643

Stockholders’ Equity	3,764,189	3,584,431

Total Liabilities and Stockholders’ Equity	$4,637,873	$4,583,074

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,				Three Months Ended March 31,
	2011 GAAP	2011 Adjustments		2011 Non-GAAP	2010 GAAP	2010 Adjustments		2010 Non-GAAP

Income from operations	$265,365	$16,065	(a)	$281,430	$183,017	$13,945	(b)	$196,962

Operating margin	19.4%	1.1	%(a)	20.5%	19.1%	1.4	%(b)	20.5%

Diluted earnings per share	$0.67	$0.04	(c)	$0.71	$0.49	$0.04	(c)	$0.53

Notes:

(a)	Adjustment to exclude stock-based compensation of $16,065 from income from operations of which $3,487 was reported in cost of revenues and $12,578 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $13,945 from income from operations of which $3,667 was reported in cost of revenues and $10,278 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.